AMENDMENT TO
SECURITIES LENDING AUTHORIZATION AGREEMENT

THIS AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT (“Amendment”) is made effective as of the 24th day of April , 2015 (the “Effective Date”), by and between THE BANK OF NEW YORK MELLON, (the "Bank") and ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (the “Client”), with respect to each of the funds identified on thereto, as amended, modified or supplemented from time to time (each a “Lender” and collectively the “Lenders”) and THE BANK OF NEW YORK MELLON (“Bank”).

WHEREAS, the Client and the Bank have entered into a certain Securities Lending Authorization Agreement dated as of March 14, 2011 (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Client and the Bank desire to amend the Agreement in certain respects as hereinafter provided:

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.           The Agreement is hereby amended by deleting Attachment 1 therefrom in its entirety and substituting in lieu thereof a new Attachment 1 identical to that which is attached hereto as Exhibit A.

2.           Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects.  Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

THE BANK OF NEW YORK MELLON By: Name: Title:	ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST By: /s/ Brian Muench Name: Title:

EXHIBIT A

TO AMENDMENT TO
SECURITIES LENDING AUTHORIZATION AGREEMENT

which Amendment is made and effective as of April 24, 2015, by and between by and between THE BANK OF NEW YORK MELLON (“Bank") and the ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST (the "Client").

ATTACHMENT 1
to
SECURITIES LENDING AUTHORIZATION AGREEMENT
dated March 14, 2011
by and between
THE BANK OF NEW YORK MELLON,  and ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST, the Client, on behalf of various Funds identified therein (the “Agreement”)

LIST OF LENDERS

The following is the list of the “Lenders” referred to in the Securities Lending Authorization Agreement dated March 14, 2011, by and between THE BANK OF NEW YORK MELLON and ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST, as Client.

LIST OF FUNDS

	Name of Fund	Taxpayer Identification Number
2312	AZL Morgan Stanley Mid Cap Growth Fund	31-1759338
2313	AZL MFS Value Fund	31-1759342
2314	AZL Invesco Growth and Income Fund	31-1759343
2316	AZL T Rowe Price Capital Appreciation Fund	31-1797022
2326	AZL Invesco International Equity Fund	03-0400198
2328	AZL Federated Clover Small Value Fund	04-3745947
2329	AZL JP Morgan International Opportunities	04-3745951
2330	AZL Columbia Small Cap Value Fund	20-0936615
2332	AZL JP Morgan US Equity Fund	20-0936448
2333	AZL Invesco Equity and Income Fund	20-0936268
2334	AZL MFS Investors Trust Fund	20-2547465
2335	AZL Blackrock Capital Appreciation Fund	20-2547532
2336	AZL Oppenheimer Discovery Fund	20-2547841
2338	AZL Morgan Stanley Global Real Estate Fund	20-4401716
2339	AZL MFS Mid Cap Value Fund	20-4401883
2340	AZL Schroder Emerging Markets Equity Fund	20-4402519
2345	AZL S&P 500 Index Fund	20-8823690
2346	AZL Small Cap Stock Index Fund	20-8824082
2372	AZL NFJ International Value Fund	26-4518597
2374	AZL Mid Cap Index Fund	26-4517801
2375	AZL International Index Fund	26-4517723
2376	AZL Enhanced Bond Index Fund	26-4517412
2377	AZL Russell 1000 Value Index Fund	27-2202907
2378	AZL Russell 1000 Growth Index Fund	27-2202980
2380	AZL Franklin Templeton Founding Strategy Plus Fund (Multiple Sleeves)	26-4514799
2340	AZL Blackrock Global Allocation Fund	45-2969683
2432	AZL Pyramis Bond Fund	45-5393743
2433	AZL Wells Fargo Large Cap Growth Fund	46-4780432
2434	AZL Metwest Total Return Bond Fund	47-1946207
2439	AZL DFA Emerging Markets Core Equity Fund	47-1427689
2438	AZL DFA International Core Equity Fund	47-1447459
2437	AZL DFA U.S. Small Cap Fund	47-1459053
2436	AZL DFA U.S. Core Equity Fund	47-1480901
2440	AZL DFA Five-Year Global Fixed Income Fund	47-1490808